UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)

3000 John Deere Road, Toano, Virginia (Address of principal executive offices)		23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Lumber Liquidators Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 23, 2014. At the Annual Meeting, the stockholders of the Company voted on the election of three Class II directors for three-year terms to hold office until the 2017 Annual Meeting of Stockholders, on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and on an advisory (non-binding) vote on executive compensation. A quorum of the Company’s common stock was present for the Annual Meeting. The following are the results of the matters voted on at the Annual Meeting:

(1)	In the election of directors, each nominee was elected by a vote of the stockholders as follows:
Director	For	Withheld	Broker Non-Votes
Robert M. Lynch	24,159,510	160,021	2,143,259
Peter B. Robinson	24,101,890	217,641	2,143,259
Martin F. Roper	24,099,132	220,399	2,143,259

(2)	The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved by stockholders as follows:
For	Against	Abstain	Broker Non-Votes
26,318,556	135,860	8,374	—

(3)	The proposal to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 10, 2014 was approved by the stockholders as follows:
For	Against	Abstain	Broker Non-Votes
23,948,497	350,922	20,112	2,143,259

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC.
(Registrant)

Date: May 27, 2014	By:	/s/ E. Livingston B. Haskell
E. Livingston B. Haskell
Secretary and General Corporate Counsel